News Release

FOR IMMEDIATE RELEASE	January 31, 2014

Rowan Approves Quarterly Cash Dividend Policy

HOUSTON, TEXAS -- Rowan Companies plc (“Rowan” or the “Company”) (NYSE: RDC) announced today that its Board of Directors has approved a quarterly cash dividend policy, with the first dividend expected to be paid in the second quarter of 2014. The Board anticipates the initial quarterly cash dividend will be $0.10 per share.

Matt Ralls, Rowan’s Chief Executive Officer, commented, “The Board’s decision to initiate a quarterly dividend reflects our confidence in the earnings growth we expect from Rowan’s well positioned jack-up fleet and entry into the ultra-deepwater market with four highly capable drillships. We are pleased to enhance shareholder value through a regular quarterly dividend while maintaining an investment grade balance sheet with the expectation that we will be able to grow the dividend over time and sustain it through market cycles.”

Future amounts and payment dates of the quarterly cash dividend will be subject to Board approval.

Rowan Companies plc is a global provider of international and domestic contract drilling services in the ultra-deepwater and shallow water jack-up market with a fleet of 34 offshore drilling units, including four ultra-deepwater drillships, three of which are currently under construction, and 30 jack-up rigs, 19 of which are rated high-specification. The Company's fleet is located worldwide, including West Africa, the Middle East, the North Sea, Trinidad, Egypt, Southeast Asia and the Gulf of Mexico. Three of the four ultra-deepwater drillships are under three year contracts. The Company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the Company, please visit www.rowancompanies.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation by our customers of drilling contracts, letter agreements or letters of intent or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Contact:

Suzanne M. Spera

Director, Investor Relations

(713) 960-7517

sspera@rowancompanies.com

2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056

Tel: (713) 621-7800